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                                  EXHIBIT 23.1

                                CERUS CORPORATION

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-27097 pertaining to the 1996 Equity Incentive Plan and Employee Stock Purchase Plan of Cerus Corporation of our report dated January 27, 1998, except for Note 2 as to which the date is March 6, 1998, with respect to the financial statements of Cerus Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1997.




                                                  Ernst & Young LLP


Walnut Creek, California
March 6, 1998